Exhibit 99.1

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Second-Quarter 2012 Revenue of $921 Million

Revenue increased 9 percent, 13 percent in local currency

CHICAGO, July 31, 2012 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported that consolidated revenue grew 9 percent to $921 million, 13 percent in local currency, in the second quarter of 2012. Fee revenue increased 11 percent in local currency to $852 million for the quarter. Adjusted net income for the quarter was $51 million, or $1.13 of adjusted EPS.

•	Solid consolidated revenue growth

•	Strong EMEA performance driven by King Sturge merger and market leadership positions

•	Continued improved performance in the Americas

•	Net debt repayment of $66 million during the second quarter

Summary Financial Results ($ in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$921	$845	$1,735	$1,533
Fee Revenue[1]	$852	$795	$1,597	$1,436
Adjusted Net Income[2]	$51	$50	$73	$51
U.S. GAAP Net Income	$37	$44	$51	$45
Adjusted Earnings per Share[2]	$1.13	$1.12	$1.63	$1.15
Earnings per Share	$0.83	$0.99	$1.14	$1.02
Adjusted EBITDA[3]	$94	$94	$149	$122

Adjusted Operating Income Margin[1]	9.0%	9.2%	6.4%	5.9%
Adjusted EBITDA Margin[1]	11.0%	11.8%	9.3%	8.5%

See Financial Statement Notes 1-3 following the Financial Statements in this News Release.

“We produced solid second-quarter and year-to-date results in a cautious market environment,” said Colin Dyer, President and Chief Executive Officer. “We continue to take market share and maintain tight cost discipline as we enter the important second half of the year,” Dyer added.

Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 2

Consolidated revenue grew 9 percent for the quarter, 13 percent in local currency. Capital Markets & Hotels revenue grew 17 percent in local currency during the quarter with strong growth in the Americas and EMEA, partially offset by a decline in Asia Pacific where comparable revenue for Hotels in the second quarter of 2011 was particularly robust. Leasing revenue increased 10 percent in local currency driven by 20 percent growth in EMEA and 10 percent growth in the Americas. Despite slower transactional revenue in Asia Pacific during the quarter, the region’s annuity revenue from Property & Facility Management built over the last several years has resulted in a stable base profit performance. LaSalle Investment Management’s advisory fees were lower compared with the second quarter of 2011, impacted by the sale of a fund in Asia in the first quarter and the reduction of other funds in 2011, but were consistent with the first quarter of 2012.

A portion of the consolidated revenue growth in the quarter resulted from new and expanded contracts in the Property & Facility Management and Project & Development Services (“PDS”) business lines for which U.S. GAAP gross accounting is required. Gross contract costs1, which are included in both revenue and expenses, totaled $69 million in the second quarter of 2012, compared with $50 million in the second quarter last year. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins. On a fee revenue basis, consolidated firm revenue grew 11 percent in local currency, to $852 million, compared with the same period last year.

Consolidated year-to-date revenue rose to $1.7 billion, 13 percent higher than the first six months of 2011, 16 percent in local currency. Fee revenue for the first six months of 2012 was $1.6 billion, an increase of 11 percent, 14 percent in local currency.

Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
	2012	2011		2012	2011
Real Estate Services (“RES”)
Leasing	$299.0	$281.4	10%	$529.2	$492.2	10%
Capital Markets & Hotels	115.7	103.2	17%	204.5	169.4	24%
Property & Facility Management	238.4	200.8	22%	478.6	387.3	26%
Property & Facility Management Fee Revenue[1]	199.0	179.2	15%	399.9	345.4	18%
Project & Development Services	116.7	107.2	16%	224.3	200.9	16%
Project & Development Services Fee Revenue[1]	87.0	78.8	15%	165.4	145.9	17%
Advisory, Consulting and Other	92.4	86.4	11%	171.4	150.3	16%

Total RES Revenue	$862.2	$779.0	15%	$1,608.0	$1,400.1	18%

Total RES Fee Revenue[1]	$793.1	$729.0	12%	$1,470.4	$1,303.2	14%

LaSalle Investment Management
Advisory Fees	$57.2	$64.7	(9)%	$114.6	$126.0	(8)%
Transaction Fees & Other	1.6	0.9	n/m	3.4	2.9	21%
Incentive Fees	0.3	0.7	n/m	8.7	4.1	n/m

Total LaSalle Investment Management Revenue	$59.1	$66.3	(8)%	$126.7	$133.0	(3)%

Total Firm Revenue	$921.3	$845.3	13%	$1,734.7	$1,533.1	16%

Total Firm Fee Revenue[1]	$852.2	$795.3	11%	$1,597.1	$1,436.2	14%

n/m – not meaningful

Operating expenses, excluding restructuring and acquisition charges, were $847 million for the quarter, an increase of 9 percent, 13 percent in local currency, compared with $774 million in 2011. The increase was driven by higher compensation resulting from increased headcount over the prior year, principally due to the King Sturge merger, as well as higher variable compensation resulting from improved transactional revenue. Compensation expense was impacted by the firm’s previously disclosed decision to eliminate its Stock Ownership Program (“SOP”) which resulted in approximately $4 million more compensation expense during the quarter. Total operating expenses were also driven by increased variable costs to support client wins and to continue building the firm’s pipeline for 2012. Fee-based operating expenses1, excluding restructuring and acquisition charges, were $778 million for the quarter, an increase of 7 percent in U.S. dollars and 11 percent in local currency, compared with $724 million in the second quarter of 2011.

Second-quarter results included $17 million of restructuring and acquisition charges, primarily related to integration costs for the second-quarter 2011 acquisition of King Sturge as we finalize merging operations and lease exit costs as we consolidate office space in EMEA. Second-quarter results also included $2 million of intangibles amortization related to the acquisition.

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Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 4

For the year to date, fee-based operating expenses excluding restructuring and acquisition charges were $1.5 billion, an increase of 11 percent from last year, 13 percent in local currency. Operating income margin year-to-date calculated on fee revenue was 6.4 percent, compared with 5.9 percent last year.

Balance Sheet and Net Interest Expense

The firm’s net debt position, which includes deferred acquisition obligations, decreased by $66 million during the second quarter to $802 million. Net interest expense was $7.5 million, down from $9.6 million in the second quarter of 2011. On a year-to-date basis, net interest expense was $14.9 million, down $2.7 million compared with 2011, reflecting continued disciplined management of the firm’s investment-grade balance sheet.

Business Segment Performance Highlights

Americas Real Estate Services

Second-quarter revenue in the Americas region was $408 million, an increase of 18 percent in U.S. dollars over the prior year; on a fee revenue basis, revenue increased 12 percent compared with the prior year. The growth was broad-based across Leasing, which increased 9 percent in U.S. dollars despite overall office leasing volumes dropping 11 percent in the United States; Capital Markets & Hotels, which increased 34 percent in U.S. dollars; and Property & Facility Management, which increased 13 percent in U.S. dollars on a fee revenue basis in the quarter. Revenue in Latin America increased, notably due to improved performance in Mexico compared with the second quarter of 2011. Year-to-date fee revenue for the Americas was $716 million, an increase of 13 percent in U.S. dollars from $633 million last year.

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Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 5

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
	2012	2011		2012	2011
Leasing	$187.0	$171.7	10%	$336.6	$315.9	7%
Capital Markets & Hotels	42.1	31.4	37%	70.0	51.2	39%
Property & Facility Management	107.4	77.7	40%	213.6	149.8	44%
Property & Facility Management Fee Revenue[1]	86.1	76.0	15%	175.2	146.5	21%
Project & Development Services	45.1	40.8	12%	84.7	78.0	10%
Project & Development Services Fee Revenue[1]	44.9	40.8	12%	84.4	77.9	9%
Advisory, Consulting and Other	26.8	24.8	8%	49.7	39.0	24%

Operating Revenue	$408.4	$346.4	19%	$754.6	$633.9	20%
Equity (Losses) Earnings	(0.3)	2.0	n/m	(0.2)	2.6	n/m

Total Segment Revenue	$408.1	$348.4	18%	$754.4	$636.5	19%

Total Segment Fee Revenue[1]	$386.6	$346.7	13%	$715.7	$633.1	14%

n/m – not meaningful

Operating expenses were $370 million in the second quarter, a 17 percent increase in U.S. dollars over the prior year. Fee-based operating expenses increased 11 percent in U.S. dollars over the second quarter of 2011. The year-over-year increase was due to higher fixed compensation costs associated with a larger employee base, as well as higher commission expenses related to improved Leasing and Capital Markets & Hotels revenue and the impact of the SOP elimination. Americas operating income improved to $38 million for the quarter, up from $32 million in 2011. Operating income margin, calculated on a fee revenue basis, improved to 9.9 percent in 2012 compared with 9.4 percent in 2011.

EBITDA for the quarter ended June 30, 2012, was $49 million, compared with $42 million in 2011. EBITDA margin calculated on a fee revenue basis was 12.6 percent for the second quarter compared with 12.1 percent for the second quarter last year.

Year-to-date fee-based operating expenses for the first half of the year were $665 million, compared with $592 million in 2011, a 12 percent increase in U.S. dollars. Operating income margin for the first half of 2012 calculated on a fee revenue basis was 7.0 percent, compared with 6.5 percent last year.

EBITDA for the first six months was $71 million, compared with $61 million in 2011. EBITDA margin calculated on a fee revenue basis was 9.9 percent for the first half of 2012 compared with 9.6 percent for the first half of last year.

Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 6

EMEA Real Estate Services

EMEA’s revenue in the second quarter of 2012 was $249 million, an increase of 14 percent, 24 percent in local currency, and revenue growth on a fee revenue basis was 23 percent in local currency. Leasing and Capital Markets & Hotels revenues were up 20 percent and 39 percent in local currency, respectively, and all service lines benefited from the successful King Sturge merger. On a country basis, there was strong revenue growth from the UK, Germany and Russia compared with the second quarter of 2011. Year-to-date fee revenue was $409 million, an increase of 19 percent, 26 percent in local currency.

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
	2012	2011		2012	2011
Leasing	$66.4	$60.5	20%	$113.7	$97.6	24%
Capital Markets & Hotels	49.8	38.0	39%	89.1	66.7	40%
Property & Facility Management	37.9	34.4	18%	75.6	64.9	22%
Property & Facility Management Fee Revenue[1]	37.9	34.4	18%	75.6	64.9	22%
Project & Development Services	52.4	46.2	25%	103.0	84.6	30%
Project & Development Services Fee Revenue[1]	25.8	23.3	20%	50.0	41.1	29%
Advisory, Consulting and Other	42.8	39.1	18%	81.1	72.6	18%

Operating Revenue	$249.3	$218.2	24%	$462.5	$386.4	27%
Equity Losses	(0.1)	(0.2)	n/m	(0.1)	(0.3)	n/m

Total Segment Revenue	$249.2	$218.0	24%	$462.4	$386.1	27%

Total Segment Fee Revenue[1]	$222.6	$195.1	23%	$409.4	$342.6	26%

n/m – not meaningful

Operating expenses, which include $2 million of King Sturge intangibles amortization, were $236 million for the second quarter, an increase of 12 percent from the prior year, 20 percent in local currency. Operating expenses also include nearly $4 million of additional gross contract costs related to the PDS business line compared with the second quarter of 2011. Fee-based operating expenses increased 11 percent over the second quarter of 2011, 19 percent in local currency. The year-over-year increase was primarily due to increased compensation and operating costs after last year’s merger. On a fee revenue basis, EMEA’s adjusted operating income margin, which excludes the King Sturge intangibles amortization, was 6.6 percent in the second quarter compared with 4.1 percent in 2011.

EBITDA was $19 million, compared with $12 million in the second quarter of 2011. EBITDA margin calculated on a fee revenue basis was 8.4 percent for the second quarter compared with 6.2 percent for the second quarter last year.

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Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 7

Year-to-date fee-based operating expenses were $407 million, compared with $349 million in 2011. Included in operating expenses was $4 million of intangibles amortization compared with $2 million in the first six months of 2011. Adjusting for the intangibles amortization related to the merger, operating income margin calculated on a fee revenue basis was 1.5 percent, compared with an operating loss of 1.5 percent in 2011.

EBITDA for the first six months was $14 million, compared with $4 million in 2011. EBITDA margin for this period calculated on a fee revenue basis was 3.5 percent, compared with 1.1 percent in the first half of 2011.

Asia Pacific Real Estate Services

Revenue in Asia Pacific was $205 million in the second quarter of 2012, a decrease of 5 percent, though flat in local currency; however, on a fee revenue basis, revenue increased 1 percent in local currency. Stable annuity revenue growth across the Property & Facility Management business line, up 12 percent on a fee revenue basis, has protected the region against transactional revenue volatility. Revenue in the larger markets of Australia and China remained consistent with second-quarter 2011 levels. Capital Markets & Hotels revenue increased over the first quarter of 2012, but was down compared with a very robust second quarter for Hotels in 2011. Year-to-date fee revenue increased to $345 million, up 5 percent, 6 percent in local currency.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
	2012	2011		2012	2011
Leasing	$45.6	$49.2	(3)%	$78.9	$78.7	3%
Capital Markets & Hotels	23.8	33.8	(27)%	45.4	51.5	(11)%
Property & Facility Management	93.1	88.7	9%	189.4	172.6	11%
Property & Facility Management Fee Revenue[1]	75.0	68.8	12%	149.1	134.0	12%
Project & Development Services	19.2	20.2	2%	36.6	38.3	0%
Project & Development Services Fee Revenue[1]	16.3	14.7	18%	31.0	26.9	19%
Advisory, Consulting and Other	22.8	22.5	4%	40.6	38.7	5%

Operating Revenue	$204.5	$214.4	(1)%	$390.9	$379.8	5%
Equity Earnings	0.1	0.1	n/m	0.1	0.1	n/m

Total Segment Revenue	$204.6	$214.5	(1)%	$391.0	$379.9	5%

Total Segment Fee Revenue[1]	$183.6	$189.1	1%	$345.1	$329.9	6%

n/m – not meaningful

Operating expenses were $191 million for the second quarter, a decrease of 1 percent in U.S. dollars but an increase of 3 percent in local currency. Operating expenses included $21 million of gross contract costs, down from $25 million in the second quarter last year. Fee-based operating expenses

Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 8

for the second quarter rose 2 percent, 5 percent in local currency, due primarily to a higher number of employees compared with a year ago. Asia Pacific’s fee-based operating income margin for the quarter was 7.2 percent, down from 11.4 percent a year ago.

The region’s EBITDA for the quarter was $17 million, compared with $25 million in 2011. EBITDA margin calculated on a fee revenue basis was 9.0 percent, compared with 13.1 percent for the second quarter last year.

Fee-based operating expenses on a year-to-date basis were $325 million, compared with $303 million in 2011. Operating income margin for the first six months was 5.8 percent, compared with 8.2 percent last year, the decline due principally to the reduction in transaction activity that earns high margins.

EBITDA for the first six months was $27 million, compared with $33 million in 2011. EBITDA margin calculated on a fee revenue basis was 7.7 percent, compared with 10.1 percent in the first half of 2011.

LaSalle Investment Management

LaSalle Investment Management’s second-quarter advisory fees were $57 million, down 12 percent in U.S. dollars and 9 percent in local currency. While advisory fees were flat compared with the first quarter of 2012, the year-over-year decline was driven primarily by the sale of a large fund in the first quarter of 2012 and the reduction of other funds in 2011. Year-to-date revenue was $139 million, comprised principally of advisory fees, but also including $9 million of incentive fees and $12 million of equity earnings, both of which were earned primarily in the first quarter.

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
	2012	2011		2012	2011
Advisory Fees	$57.2	$64.7	(9)%	$114.6	$126.0	(8)%
Transaction Fees & Other	1.6	0.9	n/m	3.4	2.9	21%
Incentive Fees	0.3	0.7	n/m	8.7	4.1	n/m

Operating Revenue	$59.1	$66.3	(8)%	$126.7	$133.0	(3)%
Equity Earnings (Losses)	0.2	2.3	n/m	11.9	(0.2)	n/m

Total Segment Revenue	$59.3	$68.6	(11)%	$138.6	$132.8	6%

n/m – not meaningful

Assets under management remained steady at $47 billion as of June 30, 2012. EBITDA was $11 million, compared with $16 million for the second quarter of 2012. EBITDA margin was 17.8 percent for the second quarter compared with 23.9 percent for the second quarter last year. Year-to-date EBITDA was $38 million, a margin of 27.5 percent, compared with $26 million, a 19.6 percent margin, in the first half of 2011.

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Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 9

Summary

The firm completed the first half of the year with solid performance in an increasingly cautious economic environment. Consolidated revenue growth was generated in both transactional and annuity business lines. Though market growth has slowed in many geographies, the firm remains well-positioned for continued leadership as it leverages its global footprint.

Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 10

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE:JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2011 global revenue of $3.6 billion, Jones Lang LaSalle serves clients in 70 countries from more than 1,000 locations worldwide, including 200 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 2.1 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with $47 billion of assets under management. For further information, please visit our website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

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Jones Lang LaSalle Reports Second Quarter 2012 Results – Page 11

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Tuesday, July 31 at 6:00 p.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

• U.S. callers:	+1 877 800 0896

• International callers:	+1 706 679 7364

• Pass code:	99890839

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=88245 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the second-quarter 2012 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 7:00 p.m. EDT Tuesday, July 31 through 11:59 p.m. EDT August 7 at the following numbers:

• U.S. callers:	+1 855 859 2056

• International callers:	+1 404 537 3406

• Pass code:	99890839

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, email Jones Lang LaSalle’s Investor Relations department at JLLInvestorRelations@am.jll.com.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2012 and 2011

(in thousands, except share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$921,341	$845,295	$1,734,635	$1,533,157
Operating expenses:
Compensation and benefits	592,928	544,222	1,130,444	1,005,578
Operating, administrative and other	233,765	210,044	466,361	406,169
Depreciation and amortization	19,962	19,350	39,621	37,665
Restructuring and acquisition charges	16,604	6,112	25,556	6,112

Total operating expenses	863,259	779,728	1,661,982	1,455,524

Operating income	58,082	65,567	72,653	77,633
Interest expense, net of interest income	(7,459)	(9,589)	(14,885)	(17,552)
Equity (losses) earnings from unconsolidated ventures	(47)	4,138	11,802	2,168

Income before income taxes and noncontrolling interest	50,576	60,116	69,570	62,249
Provision for income taxes	12,846	15,029	17,671	15,562

Net income	37,730	45,087	51,899	46,687
Net income attributable to noncontrolling interest	289	991	435	1,101

Net income attributable to the Company	$37,441	$44,096	$51,464	$45,586

Net income attributable to common shareholders	$37,188	$43,860	$51,211	$45,350

Basic earnings per common share	$0.85	$1.02	$1.17	$1.06

Basic weighted average shares outstanding	43,718,678	42,933,918	43,661,976	42,890,599

Diluted earnings per common share	$0.83	$0.99	$1.14	$1.02

Diluted weighted average shares outstanding	44,847,350	44,473,320	44,725,914	44,390,612

EBITDA	$77,455	$87,828	$123,388	$116,129

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Six Months Ended June 30, 2012 and 2011

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$408,398	$346,407	$754,620	$633,854
Equity (losses) earnings	(258)	1,980	(208)	2,632

Total segment revenue	408,140	348,387	754,412	636,486
Gross contract costs1	(21,465)	(1,761)	(38,715)	(3,314)

Total segment fee revenue	386,675	346,626	715,697	633,172

Operating expenses:
Compensation, operating and administrative expenses	359,256	306,353	683,806	575,908
Depreciation and amortization	10,496	9,558	20,380	19,466

Total segment operating expenses	369,752	315,911	704,186	595,374
Gross contract costs1	(21,465)	(1,761)	(38,715)	(3,314)

Total fee-based segment operating expenses	348,287	314,150	665,471	592,060

Operating income	$38,388	$32,476	$50,226	$41,112

EBITDA	$48,884	$42,034	$70,606	$60,578

EMEA
Revenue:
Operating revenue	$249,318	$218,178	$462,495	$386,421
Equity losses	(85)	(197)	(70)	(309)

Total segment revenue	249,233	217,981	462,425	386,112
Gross contract costs1	(26,625)	(22,931)	(52,964)	(43,535)

Total segment fee revenue	222,608	195,050	409,461	342,577

Operating expenses:
Compensation, operating and administrative expenses	230,597	205,970	448,092	382,280
Depreciation and amortization	5,683	5,593	11,885	10,503

Total segment operating expenses	236,280	211,563	459,977	392,783
Gross contract costs1	(26,625)	(22,931)	(52,964)	(43,535)

Total fee-based segment operating expenses	209,655	188,632	407,013	349,248

Operating income (loss)	$12,953	$6,418	$2,448	$(6,671)

EBITDA	$18,636	$12,011	$14,333	$3,832

ASIA PACIFIC
Revenue:
Operating revenue	$204,513	$214,378	$390,876	$379,827
Equity earnings	62	94	114	94

Total segment revenue	204,575	214,472	390,990	379,921
Gross contract costs1	(21,060)	(25,346)	(45,879)	(49,986)

Total segment fee revenue	183,515	189,126	345,111	329,935

Operating expenses:
Compensation, operating and administrative expenses	188,058	189,749	364,418	346,748
Depreciation and amortization	3,326	3,129	6,414	6,074

Total segment operating expenses	191,384	192,878	370,832	352,822
Gross contract costs1	(21,060)	(25,346)	(45,879)	(49,986)

Total fee-based segment operating expenses	170,324	167,532	324,953	302,836

Operating income	$13,191	$21,594	$20,158	$27,099

EBITDA	$16,517	$24,723	$26,572	$33,173

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$59,112	$66,332	$126,644	$133,055
Equity earnings (losses)	234	2,261	11,966	(249)

Total segment revenue	59,346	68,593	138,610	132,806
Operating expenses:
Compensation, operating and administrative expenses	48,782	52,194	100,488	106,812
Depreciation and amortization	457	1,070	943	1,621

Total segment operating expenses	49,239	53,264	101,431	108,433

Operating income	$10,107	$15,329	$37,179	$24,373

EBITDA	$10,564	$16,399	$38,122	$25,994

Total segment revenue	921,294	849,433	1,746,437	1,535,325
Reclassification of equity (losses) earnings	(47)	4,138	11,802	2,168

Total revenue	$921,341	$845,295	$1,734,635	$1,533,157

Total operating expenses before restructuring charges	846,655	773,616	1,636,426	1,449,412

Operating income before restructuring charges	$74,686	$71,679	$98,209	$83,745

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

June 30, 2012, December 31, 2011 and June 30, 2011

(in thousands)

	June 30,		June 30,
	2012	December 31,	2011
	(Unaudited)	2011	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115,499	$184,454	$95,615
Trade receivables, net of allowances	819,946	907,772	749,395
Notes and other receivables	92,663	97,315	113,019
Warehouse receivables	—	—	25,430
Prepaid expenses	54,752	45,274	48,647
Deferred tax assets	48,525	53,553	78,711
Other	24,081	12,516	11,416

Total current assets	1,155,466	1,300,884	1,122,233

Property and equipment, net of accumulated depreciation	239,202	241,415	226,231
Goodwill, with indefinite useful lives	1,766,978	1,751,207	1,775,713
Identified intangibles, with finite useful lives, net of accumulated amortization	45,762	52,590	59,263
Investments in real estate ventures	210,799	224,854	182,357
Long-term receivables	51,212	54,840	53,308
Deferred tax assets	197,718	186,605	141,934
Other	126,934	120,241	123,910

Total assets	$3,794,071	$3,932,636	$3,684,949

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$365,254	$436,045	$370,873
Accrued compensation	393,344	655,658	378,517
Short-term borrowings	19,598	65,091	45,201
Deferred tax liabilities	6,095	6,044	3,942
Deferred income	83,132	58,974	59,069
Deferred business acquisition obligations	31,611	31,164	186,534
Warehouse facility	—	—	25,430
Other	92,218	95,641	91,854

Total current liabilities	991,252	1,348,617	1,161,420
Noncurrent liabilities:
Credit facilities	619,000	463,000	444,000
Deferred tax liabilities	7,646	7,646	20,051
Deferred compensation	15,262	10,420	10,771
Pension liabilities	15,348	17,233	4,748
Deferred business acquisition obligations	246,531	267,896	252,282
Minority shareholder redemption liability	18,692	18,402	17,329
Other	125,629	105,042	97,505

Total liabilities	2,039,360	2,238,256	2,008,106
Company shareholders' equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 43,778,163, 43,470,271 and 42,955,769 shares issued and outstanding as of June 30, 2012, December 31, 2011 and June 30, 2011, respectively	438	435	430

Additional paid-in capital	927,020	904,968	897,516
Retained earnings	869,670	827,297	715,229
Shares held in trust	(7,151)	(7,814)	(6,266)
Accumulated other comprehensive income (loss)	(40,090)	(33,757)	65,448

Total Company shareholders' equity	1,749,887	1,691,129	1,672,357
Noncontrolling interest	4,824	3,251	4,486

Total equity	1,754,711	1,694,380	1,676,843

Total liabilities and equity	$3,794,071	$3,932,636	$3,684,949

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash used in operating activities	$(122,618)	$(136,312)
Cash used in investing activities	(25,898)	(257,927)
Cash provided by financing activities	79,561	237,957

Net decrease in cash and cash equivalents	(68,955)	(156,282)
Cash and cash equivalents, beginning of period	184,454	251,897

Cash and cash equivalents, end of period	$115,499	$95,615

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses”, respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins. Adjusted operating income excludes the impact of restructuring and acquisitions charges and intangible amortization related to the King Sturge acquisition. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the three and six months ended June 30, 2012 and 2011.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2012	2011	2012	2011
Revenue	$921.3	$845.3	$1,734.7	$1,533.1
Gross contract costs	(69.1)	(50.0)	(137.6)	(96.9)

Fee revenue	852.2	$795.3	$1,597.1	$1,436.2

Operating expenses	863.2	779.7	1,662.0	1,455.5
Gross contract costs	(69.1)	(50.0)	(137.6)	(96.9)

Fee-based operating expenses	794.1	$729.7	1,524.4	$1,358.6

Operating income	$58.1	$65.6	$72.7	$77.6

Add:
Restructuring and acquisition charges	16.6	6.1	25.6	6.1
King Sturge intangible amortization	1.6	1.7	3.8	1.7

Adjusted operating income	$76.3	$73.4	$102.1	$85.4

Adjusted operating income margin	9.0%	9.2%	6.4%	5.9%

2.	Charges excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three and six months ended June 30, 2012, and June 30, 2011, are restructuring and acquisition charges and intangible amortization related to the recent King Sturge acquisition. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2012	2011	2012	2011
GAAP net income attributable to common shareholders	$37.2	$43.9	$51.2	$45.4
Shares (in 000s)	44,847	44,473	44,726	44,391

GAAP earnings per share	$0.83	$0.99	$1.14	$1.02

GAAP net income attributable to common shareholders	$37.2	$43.9	$51.2	$45.4
Restructuring and acquisition charges, net	12.4	4.6	19.1	4.6
Intangible amortization, net	1.2	1.2	2.8	1.2

Adjusted net income	50.8	49.7	73.1	51.2
Shares (in 000s)	44,847	44,473	44,726	44,391

Adjusted earnings per share	$1.13	$1.12	$1.63	$1.15

3.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income attributable to common shareholders	$37,188	$43,860	$51,211	$45,350
Add:
Interest expense, net of interest income	7,459	9,589	14,885	17,552
Provision for income taxes	12,846	15,029	17,671	15,562
Depreciation and amortization	19,962	19,350	39,621	37,665

EBITDA	$77,455	$87,828	$123,388	$116,129

Add:
Restructuring and acquisition charges	16,604	6,112	25,556	6,112

Adjusted EBITDA	$94,059	$93,940	$148,944	$122,241

4.	Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

5.	Intangible amortization from the second-quarter 2011 King Sturge acquisition is included in depreciation and amortization in the firm’s consolidated results, as well as in EMEA’s segment results, but has been excluded from adjusted operating income and adjusted net income.

6.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

7.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, to be filed with the Securities and Exchange Commission shortly.

8.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

9.	Certain prior year amounts have been reclassified to conform to the current presentation.